Exhibit 23.2

                              JAMES R. LEONE, P.A.
                                  P.O. Box 755
                        New Smyrna Beach, Florida 32170
                   Phone: (386) 478-1743 Fax: (386) 478-1744



                                  June 25, 2001

Bellacasa Productions, Inc.
Universal Studios
100 Universal City Plaza
Building #473, Suite 305
Universal City, CA 91608

RE:      Bellacasa Productions, Inc.
         Registration Statement on Form SB-2, Number 333-37752


Gentlemen:

Consent to use of Opinion and to References in Prospectus

         I consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement, as amended, and with any state or self regulatory agencies for qualification or registration for sale. I also consent to the reference to me under the caption "Legal Matters" in the Prospectus contained in the Registration Statement, as amended.

                                                     Very truly yours,

                                                     /s/ James R. Leone
                                                     -------------------
                                                     James R. Leone